UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

712 U.S. Highway 1, Suite #200, North Palm Beach, Florida 33408

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 227-2727

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07        Submission of Matters to a Vote of Security Holders.

Our one-for-five hundred (1:500) reverse split of our issued and outstanding shares of common stock was announced by FINRA and took effect in the market at the open of business on July 1, 2013. Our symbol temporarily changed on this date from “ATTD” to “ATTDD.” The “D” will drop off the symbol after 20 business days. If you are an owner of our shares of common stock, you do not need to surrender your shares. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

Additional responsive information can be found in the Company’s Definitive 14C filed with the Securities and Exchange Commission on May 14, 2013.

Exhibit No. (3)(1)(v)*	Description Certificate of Amendment to the Certificate of Incorporation.

* Filed as Appendix A to the Attitude Drinks Incorporated Definitive Schedule 14C Filed with the SEC on May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer